INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  March 24, 2000, in the Registration Statement and related
  Prospectus of the PaineWebber Equity Trust, Growth Stock
  Series 21
  /s/ ERNST & YOUNG LLP
  New York, New York
  April 6, 2000